Exhibit 99.1

Sunnova Energy International, Inc. 20 Greenway Plaza, Suite 540 Houston, Texas 77046 sunnova.com

Sunnova Announces Appointment of Two Independent Directors

Tony Horton and Jeffrey S. Stein Join Sunnova Board as Independent Directors

Establishes Special Committee to Support Ongoing Capital Structure Initiatives

HOUSTON, TX – April 11, 2025 – (BUSINESS WIRE) – Sunnova Energy International Inc. (“Sunnova” or the “Company”) (NYSE: NOVA), an industry-leading adaptive energy services company, today announced the appointment of Tony Horton and Jeffrey S. Stein as independent Class I directors to its Board of Directors, effective April 11, 2025.

Mr. Horton and Mr. Stein bring deep experience guiding companies through value maximizing capital structure transactions and periods of transformation. Their appointments underscore Sunnova’s commitment to strong governance and enhancing the expertise of its Board.

Mr. Horton brings extensive financial and business leadership expertise to the Board, having served in senior leadership and director roles across a range of public and private companies. He currently serves as Chief Executive Officer of AR Horton Advisors, Lead Independent Director for Team, Inc., and Independent Director for both Equiniti Trust Company and Talen Energy Corporation. With more than 25 years of energy and technology experience, including senior leadership roles at Energy Future Holdings Corporation and TXU Energy, Mr. Horton offers deep strategic insights and has a strong track record of guiding companies through turnarounds and restructuring matters.

Mr. Stein brings more than 30 years of investment and financial services expertise to the Board, along with extensive experience as a corporate executive and director of both public and private companies. He is the Founder and Managing Partner of Stein Advisors LLC, a financial advisory firm serving public and private companies and institutional investors. Mr. Stein currently serves as Chairman of the Board of Directors of Ambac Financial Group, Inc. With deep experience in both debt and equity markets, particularly in distressed and special situations, Mr. Stein brings valuable financial insight and a proven ability to navigate complex situations.

In connection with these appointments, Sunnova has formed a Special Committee of the Board, consisting of Mr. Horton and Mr. Stein. The Special Committee will be responsible for evaluating the Company’s capital structure and financial condition and assessing and negotiating transactions and/or other strategic alternatives for the Company and its stakeholders. In addition to serving on the Special Committee, Mr. Horton will serve as a member of the Audit Committee and the Compensation and Human Capital Committee and Mr. Stein will serve as a member of the Audit Committee and the Nominating, Corporate Governance and Sustainability Committee.

Mary Yang and Akbar Mohamad have stepped down from their roles on the Company’s Board, effective April 11, 2025, and April 7, 2025, respectively. Sunnova is grateful for their contributions during their tenure and wishes them continued success in their future endeavors.

Additionally, in accordance with the Company’s governing documents and to establish an equal balance of membership among the classes of directors, Chief Executive Officer Paul Mathews has been reappointed to the Board as a Class III Director, transitioning from his prior role as a Class I Director. Mr. Mathews’s service on the board continues uninterrupted and he continues to lead Sunnova’s financial and operational strategies as CEO.

These governance changes reflect the Board's commitment to taking proactive steps to support ongoing capital structure discussions with its key financial partners. Sunnova remains focused on stabilizing the Company's financial foundation and positioning the business for long-term success.

Sunnova Energy International, Inc. 20 Greenway Plaza, Suite 540 Houston, Texas 77046 sunnova.com

About Sunnova
Sunnova Energy International Inc. (NYSE: NOVA) is an industry-leading adaptive energy services company focused on making clean energy more accessible, reliable, and affordable for homeowners and businesses. Through its adaptive energy platform, Sunnova provides a better energy service at a better price to deliver its mission of powering energy independence™. For more information, visit http://www.sunnova.com.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the Company’s ability to successfully execute its business and financial strategies. All statements, other than statements of historical fact, are forward-looking statements. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Sunnova Media Contact
Russell Wilkerson
203-581-2114
russell.wilkerson@sunnova.com

Sunnova Investor Contact
877-770-5211
IR@sunnova.com